Exhibit 23.1

Form of Consent of Independent Public Accounting Firm

Republic First Bancorp, Inc.

Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196024) and Form S-8 (No. 333-57578 and No. 333-200868) of Republic First Bancorp, Inc. of our report dated March 8, 2016, relating to the financial statements of Oak Mortgage Company LLC, which appears in this Amendment No. 1 to Current Report on Form 8-K.

/s/ The Dolins Group, Ltd.

The Dolins Group, Ltd

Northbrook, Illinois

October 5, 2016